                                                           Exhibit 10.10


                               STOCK PURCHASE AGREEMENT

    This STOCK PURCHASE AGREEMENT dated as of June 6, 1996 between MicroVision Medical Systems, Inc., a Delaware corporation (the "Company"), and the several purchasers named in the attached Schedule I(a) (individually an "Investor Purchaser" and collectively the "Investor Purchasers") and the several purchasers named in the attached Schedule I(b) (individually a "Management Purchaser" and collectively the "Management Purchasers"). The Investor Purchasers and the Management Purchasers are sometimes referred to individually as a "Purchaser" and collectively as the "Purchasers."

    WHEREAS, the Company has offered pursuant to a Private Placement Memorandum dated May 17, 1996 (the "Memorandum"), to issue and sell to the Purchasers up to an aggregate of 6,388,000 shares (the "Preferred Shares") of the authorized but unissued Series A Preferred Stock, $.01 par value, of the Company (the "Series A Preferred Stock") at a purchase price of $1.00 per Preferred Share, of which up to 4,974,234 shares will be purchased by the Investor Purchasers, and the balance will be purchased by the Management Purchasers; and

    WHEREAS, the Purchasers, severally, wish to purchase the Preferred Shares on the terms and subject to the conditions set forth in this Agreement;

    NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, the parties agree as follows:

                                      ARTICLE I

                                 THE PREFERRED SHARES

    SECTION 1.1 Issuance, Sale and Delivery of the Preferred Shares. The Company agrees to issue and sell to each Purchaser, and each Purchaser agrees to purchase from the Company, the number of Preferred Shares set forth opposite the name of such Purchaser under the heading "Number of Preferred Shares to be Purchased" on Schedule I, at the aggregate purchase price set forth opposite the name of such Purchaser under the heading "Aggregate Purchase Price for Preferred Shares" on Schedule I. The purchase price for the Shares shall be $1.00 per Preferred Share.

    SECTION 1.2 Closing. The closing shall take place at the offices of Morgan, Lewis & Bockius LLP, 2000 One Logan Square, Philadelphia, Pennsylvania, 19103, at 10:00 a.m. Philadelphia time, on June 7, 1996, or at such other location, date and time as may be agreed upon between the Purchasers and the Company (such closing being called the "Closing" and such date and time being called the "Closing Date"). At the Closing, the Company shall issue and deliver to each Purchaser a stock certificate or certificates in definitive form, registered in the name of such Purchaser, representing the Preferred Shares being purchased by it at the Closing. As payment in full for the Preferred Shares being purchased by it under this Agreement, and against delivery of the stock certificate or certificates therefor as aforesaid, on the Closing Date each Purchaser shall (i) deliver to the Company a certified or bank check payable to the order of the Company, in the amount set forth opposite the name of such Investor Purchaser under the heading "Aggregate Purchase Price for Preferred Shares" on Schedule I, (ii) transfer such sum to the account of the Company by wire transfer, or (iii) deliver or transfer such sum to the Company by any combination of such methods of payments. The Company may, at its option, hold more than one Closing and, in such case, shall fulfill its Closing obligations at each Closing and amend Schedule I to add the new Purchasers at each Closing.


     SECTION 1.3  Legends.

FOR PENNSYLVANIA SUBSCRIBERS ONLY:  IF A PURCHASER IS A RESIDENT OF THE
    COMMONWEALTH OF PENNSYLVANIA, HE ACKNOWLEDGES AND AGREES THAT (a) THE SECURITIES PURCHASED BY SUCH PURCHASER CANNOT BE SOLD FOR A PERIOD OF TWELVE (12) MONTHS FROM THE DATE OF PURCHASE, EXCEPT AS PERMITTED UNDER
    SECTION 204.011 OF THE PENNSYLVANIA SECURITIES REGULATIONS, AND (b) PURSUANT TO SECTION 207(M) OF THE PENNSYLVANIA SECURITIES ACT, EACH PENNSYLVANIA RESIDENT WHO ACCEPTS AN OFFER TO PURCHASE SECURITIES EXEMPTED FROM REGISTRATION UNDER SECTION 203(D) OF THE PENNSYLVANIA SECURITIES ACT DIRECTLY FROM AN ISSUER OR AN AFFILIATE OF AN ISSUER HAS THE RIGHT TO WITHDRAW HIS ACCEPTANCE WITHOUT INCURRING ANY LIABILITY TO THE SELLER, UNDERWRITER, IF ANY, OR ANY OTHER PERSON WITHIN TWO (2) BUSINESS DAYS FROM THE DATE OF RECEIPT BY THE ISSUER OF HIS WRITTEN BINDING CONTRACT OF PURCHASE OR, IN THE CASE OF A TRANSACTION IN WHICH THERE IS NO WRITTEN BINDING CONTRACT OF PURCHASE, WITHIN TWO (2) BUSINESS DAYS AFTER HE MAKES THE INITIAL PAYMENT FOR THE SECURITIES BEING OFFERED. TO ACCOMPLISH THE WITHDRAWAL, YOU NEED ONLY SEND A LETTER OR TELEGRAM TO THE ISSUER (OR THE PLACEMENT AGENT IF ONE IS LISTED ON THE FRONT PAGE OF THE OFFERING DOCUMENT) INDICATING YOUR INTENTION TO WITHDRAW. SUCH LETTER OR TELEGRAM SHOULD BE SENT AND POSTMARKED PRIOR TO THE END OF THE AFOREMENTIONED SECOND BUSINESS DAY. IF YOU ARE SENDING A LETTER, IT IS PRUDENT TO SEND IT BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO ENSURE THAT IT IS RECEIVED AND ALSO TO EVIDENCE THE TIME WHEN IT WAS MAILED. SHOULD YOU MAKE THE REQUEST ORALLY, YOU SHOULD

    ASK FOR WRITTEN CONFIRMATION THAT YOUR REQUEST HAS BEEN RECEIVED.

    IF THE PURCHASER IS A RESIDENT OF THE STATE OF TEXAS, SUCH PURCHASER REPRESENTS THAT HIS OR HER INVESTMENT WILL NOT EXCEED 20% OF HIS OR HER NET WORTH OR JOINT NET WORTH WITH SPOUSE.


                                      ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to the Purchasers that, except as set forth in the Disclosure Schedule attached as Schedule II:

    SECTION 2.1  Organization, Qualifications and Corporate Power.

         (a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is or will be duly licensed or qualified to transact business as a foreign corporation in each jurisdiction in which the nature of the business transacted by it or the character of the properties owned or leased by it, or proposed to be owned or leased by it, requires such licensing or qualification. The Company has the corporate power and authority to carry on its business as proposed to be conducted, to execute, deliver and perform this Agreement, the Registration Rights Agreement with the Purchasers in the form attached as Exhibit A (the "Registration Rights Agreement"), the Stockholders' Agreements with the Purchasers and the other parties thereto named in paragraph (h) of Article IV of this Agreement, in the form attached as Exhibit B (the "Stockholders' Agreements") and to issue, sell and deliver the Preferred Shares and to issue and deliver the shares of Common Stock, $.01 par value, of the Company ("Common Stock") issuable upon conversion of the Preferred Shares (the "Conversion Shares").

    SECTION 2.2  Authorization of Agreements, Etc.

         (a) The execution and delivery by the Company of this Agreement, the Registration Rights Agreement and the Stockholders' Agreement, the performance by the Company of its obligations hereunder and thereunder, the issuance, sale and delivery of the Preferred Shares and the issuance and delivery of the Conversion Shares have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the Certificate of Incorporation of the Company, (the "Charter") or the By-laws of the Company.

         (b) The Preferred Shares have been duly authorized and, when issued in accordance with this Agreement, will be validly issued, fully paid and nonassessable shares of Series A Preferred Stock with no personal liability attaching to the ownership thereof and will be free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through the Company except as set forth in the Registration Rights Agreement. The Conversion Shares have been duly reserved for issuance upon conversion of the Preferred Shares and, when so issued, will be duly authorized, validly issued, fully paid and nonassessable shares of Common Stock with no personal liability attaching to the ownership thereof and will be free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through the Company except as set forth in the Registration Rights Agreement. Neither the issuance, sale or delivery of the Preferred Shares nor the issuance or delivery of the Conversion Shares is subject to any preemptive right of stockholders of the Company or to any right of first refusal or other right in favor of any person.

    SECTION 2.3 Validity. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms. The Registration Rights Agreement, the Contribution Agreement and the
Stockholders' Agreement, when executed and delivered in accordance with this Agreement, will constitute the legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms.

    SECTION 2.4 Authorized Capital Stock. The authorized capital stock of the Company consists of (i) 8,000,000 shares of Preferred Stock, $1.00 par value per share (the "Preferred Stock"), of which 7,246,000 shares have been designated Series A Preferred Stock, and (ii) 12,000,000 shares of Common Stock. Immediately prior to the Closing, 1,545,000 shares of Common Stock will be validly issued and outstanding, fully paid and nonassessable with no personal liability attaching to the ownership thereof and no shares of Preferred Stock will have been issued. The Company has committed to issue 857,706 shares of Preferred Stock to Centocor, Inc., which shares may be issued shortly after Closing. There are no other subscriptions, warrants, options, convertible securities, or other rights (contingent or other) to purchase or otherwise acquire equity securities of the Company currently outstanding although the Company has reserved 1,073,690 shares of Common Stock and for Preferred Stock for issuance pursuant to incentive compensation plans. The designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of the Series A Preferred Stock are as set forth in the Certificate of Designation attached to the Memorandum as Exhibit D, and all such designations, powers, preferences, rights, qualifications, limitations and restrictions are valid, binding and enforceable and in accordance with all applicable laws. Except as provided for in the Certificate of Designation, the Company has no obligation (contingent or other) to purchase, redeem or otherwise acquire any of its equity securities or any interest therein or to pay any dividend or make any other distribution in respect thereof. Except for the Stockholders' Agreement, to the best of the Company's knowledge there are no voting trusts or agreements, stockholders' agreements, pledge agreements, buy-sell agreements, rights of first refusal, preemptive rights or proxies relating to any securities of the Company (whether or not the Company is a party thereto). All of the outstanding securities of the Company were issued in

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compliance with all applicable Federal and state securities laws.

    SECTION 2.5 Third Party Approvals. No registration or filing with, or consent or approval of or other action by any third party, is or will be necessary for the valid execution, delivery and performance by the Company of this Agreement, the Registration Rights Agreement or the Stockholders' Agreement, the issuance, sale and delivery of the Preferred Shares or, upon conversion thereof, the issuance and delivery of the Conversion Shares, will not require the approval of any third party other than (i) filings pursuant to state securities laws (all of which filings have been made by the Company, other than those which are required to be made after the Closing and which will be duly made on a timely basis) in connection with the sale of the Preferred Shares and (ii) with respect to the Registration Rights Agreement, the registration of the shares covered thereby with the Commission and filings pursuant to state securities laws.


                                     ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

    SECTION 3.1 Investor Purchasers. Each Investor Purchaser severally represents and warrants to the Company that:

         (a) it is an "accredited investor" within the meaning of Rule 501 under the Securities Act and was not organized for the specific purpose of acquiring the Preferred Shares;

         (b) it has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company's stage of development so as to be able to evaluate the risks and merits of its investment in the Company and it is able financially to bear the risks thereof;

         (c) it has had an opportunity to discuss the Company's proposed business, management and financial affairs with the Company's management;

         (d) the Preferred Shares being purchased by it are being acquired for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof;

         (e) it understands that (i) the Preferred Shares and the Conversion Shares have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof or Rule 505 or 506 promulgated under the Securities Act, (ii) the Preferred Shares and, upon conversion thereof, the Conversion Shares must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration, (iii) the Preferred Shares and the Conversion Shares will bear a legend to such effect and (iv) the Company will make a notation on its transfer books to such effect; and

         (f) if it sells any Conversion Shares pursuant to Rule 144A promulgated under the Securities Act, it will take all necessary steps in order to perfect the exemption from registration provided thereby, including
(i) obtaining on behalf of the Company information to enable the Company to establish a reasonable belief that the purchaser is a qualified institutional buyer and (ii) advising such purchaser that Rule 144A is being relied upon with respect to such resale.

    SECTION 3.2 Management Purchasers. Each Management Purchaser severally represents and warrants to the Company that:

         (a) either (i) it is an "accredited investor" within the meaning of Rule 501 under the Securities Act and was not organized for the specific purpose of acquiring the Preferred Shares and it has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company's stage of development so as to be able to evaluate the risks and merits of its investment in the Company and it is able financially to bear the risks thereof, or (ii) it has engaged and has been advised by a professional investment advisor with regard to the purchase of Preferred Shares;

         (b) it has had an opportunity to discuss the Company's proposed business, management and financial affairs with the Company's management;

         (c) the Preferred Shares being purchased by it are being acquired for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof;

         (d) it understands that (i) the Preferred Shares and the Conversion Shares have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof or Rule 505 or 506 promulgated under the Securities Act, (ii) the Preferred Shares and, upon conversion thereof, the Conversion Shares must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration, (iii) the Preferred Shares and the Conversion Shares will bear a legend to such effect and (iv) the Company will make a notation on its transfer books to such effect; and

         (e) if it sells any Conversion Shares pursuant to Rule 144A promulgated under the Securities Act, it will take all necessary steps in order to perfect the exemption from registration provided thereby, including
(i) obtaining on behalf of the Company information to enable the Company to establish a reasonable belief that the purchaser is a qualified institutional buyer and (ii) advising such purchaser that Rule 144A is being relied upon with respect to such resale.

                                      ARTICLE IV

                            CONDITIONS TO THE OBLIGATIONS
                                  OF THE PURCHASERS

     The obligation of each Purchaser to purchase and pay for the Preferred Shares being purchased by it on the Closing Date is, at its option, subject to the satisfaction, on or before the Closing Date, of the following conditions:

    (a) Representations and Warranties to be True and Correct. The representations and warranties contained in Article II shall be true, complete and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, and the President of the Company shall have certified to such effect to the Purchasers in writing.

    (b) Performance. The Company shall have performed and complied with all agreements contained herein required to be performed or complied with by it prior to or at the Closing Date.

    (c) Registration Rights Agreement. The Company shall have executed and delivered the Registration Rights Agreement,

    (d) Stockholders' Agreement. The Stockholders' Agreement shall have been executed and delivered by the Company and each of the Purchasers.

    (e) Certificate of Designation. The Certificate of Designation as set forth in Exhibit D shall have been duly filed with the Secretary of State of Delaware.

    (f) Election of Directors. One designee of Safeguard Scientifics (Delaware), Inc. and one designee of Technology Leader L.P. and Technology Leader II L.P. shall have been elected as the Directors and shall each hold such position as of the Closing Date.


                                      ARTICLE V

                               COVENANTS OF THE COMPANY

    The Company covenants and agrees with each of the Purchasers that:

    SECTION 5.1 Financial Statements, Reports, Etc. The Company shall furnish to each Purchaser who holds at least 200,000 Shares:

    (a) within ninety (90) days after the end of each fiscal year of the Company a

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consolidated balance sheet of the Company and its subsidiaries as of the end of such fiscal year and the related consolidated statements of income, stockholders' equity and cash flows for the fiscal year then ended, prepared in accordance with generally accepted accounting principles and certified by a firm of independent public accountants of recognized national standing selected by the Board of Directors of the Company;

    (b) within thirty (30) days after the end of each month in each fiscal year (other than the last month in each fiscal year) a consolidated balance sheet of the Company and its subsidiaries and the related consolidated statements of income, stockholders' equity and cash flows, unaudited but prepared in accordance with generally accepted accounting principles and certified by the Chief Financial Officer of the Company, such consolidated balance sheet to be as of the end of such month and such consolidated statements of income, stockholders' equity and cash flows to be for such month and for the period from the beginning of the fiscal year to the end of such month, in each case with comparative statements for the prior fiscal year, provided that the Company's obligations under this Section 5.1(b) shall terminate upon the completion of a firm commitment underwritten public offering of the Company's securities;

    (c) at the time of delivery of each annual financial statement pursuant to Section 5.1(a), a certificate executed by the Chief Financial Officer of the Company stating that such officer has caused this Agreement and the Series A Preferred Stock to be reviewed and has no knowledge of any default by the Company in the performance or observance of any of the provisions of this Agreement or the Series A Preferred Stock or, if such officer has such knowledge, specifying such default and the nature thereof;

    (d)  at the time of delivery of each monthly statement pursuant to
Section 5.1(b), a management narrative report explaining all significant variances from forecasts and all significant current developments in staffing, marketing, sales and operations;

    (e) no later than sixty (60) days prior to the start of each fiscal year, consolidated capital and operating expense budgets, cash flow projections and income and loss projections for the Company and its subsidiaries in respect of such fiscal year, all itemized in reasonable detail and prepared on a monthly basis, and, promptly after preparation, any revisions to any of the foregoing;

    (f) promptly following receipt by the Company, each audit response letter, accountant's management letter and other written report submitted to the Company by its independent public accountants in connection with an annual or interim audit of the books of the Company or any of its subsidiaries;

    (g) promptly after the commencement thereof, notice of all actions, suits, claims, proceedings, investigations and inquiries of the type described in Section 2.7 that could materially adversely affect the Company or any of its subsidiaries;

    (h) promptly upon sending, making available or filing the same, all press releases, reports and financial statements that the Company sends or makes available to its stockholders or directors or files with the Commission; and

    (i) promptly, from time to time, such other information regarding the business, prospects, financial condition, operations, property or affairs of the Company and its subsidiaries as such Purchaser reasonably may request.

    SECTION 5.2 Reserve for Conversion Shares. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, for the purpose of effecting the conversion of the Preferred Shares and otherwise complying with the terms of this Agreement, such number of its duly authorized shares of Common Stock as shall be sufficient to effect the conversion of the Preferred Shares from time to time outstanding or otherwise to comply with the terms of this Agreement. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of the Preferred Shares or otherwise to comply with the terms of this Agreement, the Company will forthwith take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes. The Company will obtain any authorization, consent, approval or other action by or make any filing with any court or administrative body that may be required under applicable state securities laws in connection with the issuance of shares of Common Stock upon conversion of the Preferred Shares.

    SECTION 5.3 Corporate Existence. The Company shall maintain corporate existence, rights and franchises in full force and effect.

    SECTION 5.4 Properties, Business, Insurance. The Company shall maintain its properties and business, with financially sound and reputable insurers, insurance against such casualties and contingencies and of such types and in such amounts as is customary for companies similarly situated, which insurance shall be deemed by the Company to be sufficient. The Company shall not cause or permit any assignment or change in beneficiary and shall not borrow against any such policy.

    SECTION 5.5 Inspection, Consultation and Advice. The Company shall permit each Purchaser holding in excess of 10% of the Series A Preferred Stock and such persons as it may designate, at such Purchaser's expense, to visit and inspect any of the properties of the Company and its subsidiaries, examine their books and take copies and extracts therefrom, discuss the affairs, finances and accounts of the Company and its subsidiaries with their officers, employees and public accountants (and the Company hereby authorizes said accountants to discuss with such Purchaser and such designees such affairs, finances and accounts), and consult with and advise the management of the Company and its subsidiaries as to their affairs, finances and accounts, all at reasonable times and upon reasonable notice.

    SECTION 5.6 Restrictive Agreements Prohibited. The Company shall not become a party to any agreement which by its terms restricts the Company's performance of this Agreement, the Registration Rights Agreement, the Stockholders' Agreement, the Contribution Agreement or the Charter.

    SECTION 5.7 Transactions with Affiliates. Except for transactions contemplated by this Agreement or as otherwise approved by the Board of Directors, the Company shall not enter into any material transaction with any director, officer, employee or holder of more than 5% of the outstanding capital stock of any class or series of capital stock of the Company or any of its subsidiaries, member of the family of any such person, or any corporation, partnership, trust or other entity in which any such person, or member of the family of any such person, is a director, officer, trustee, partner or holder of more than 5% of the outstanding capital stock thereof, except for transactions on customary terms related to such person's employment.

    SECTION 5.8 Use of Proceeds. The Company shall use the proceeds from the sale of the Preferred Shares solely for working capital and to satisfy its obligations to XL Vision, Inc. under the Contribution Agreement with XL Vision, Inc.

    SECTION 5.9 Compliance with Laws. The Company shall comply with all applicable laws, rules, regulations and orders, noncompliance with which could materially adversely affect its business or condition, financial or otherwise.

    SECTION 5.10 Keeping of Records and Books of Account. The Company shall keep, and cause each subsidiary to keep, adequate records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles consistently applied, reflecting all financial transactions of the Company and such subsidiary, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

    SECTION 5.11 Change in Nature of Business. The Company shall not make any material change in the nature of its business without the approval of at least two-thirds of its Board of Directors.


                                      ARTICLE VI

                                    MISCELLANEOUS

    SECTION 6.1 Expenses. Each party hereto will pay its own expenses in connection with the transactions contemplated hereby, whether or not such transactions shall be consummated.

    SECTION 6.2 Survival of Agreements. All covenants, agreements, representations and warranties made herein or in the Registration Rights Agreement, the Stockholders' Agreement, or any certificate or instrument delivered to the Purchasers pursuant to or in connection with this

Agreement, the Registration Rights Agreement or the Stockholders' Agreement, shall survive the execution and delivery of this Agreement, the Registration Rights Agreement and the Stockholders' Agreement, the issuance, sale and delivery of the Preferred Shares, and the issuance and delivery of the Conversion Shares, and all statements contained in any certificate or other instrument delivered by the Company hereunder or thereunder or in connection herewith or therewith shall be deemed to constitute representations and warranties made by the Company; provided that all such representations and warranties shall terminate two years from the date they are made.

    SECTION 6.3 Brokerage. Each party hereto will indemnify and hold harmless the others against and in respect of any claim for brokerage or other commissions relative to this Agreement or to the transactions contemplated hereby, based in any way on agreements, arrangements or understandings made or claimed to have been made by such party with any third party.

    SECTION 6.4 Parties in Interest. All representations, covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. Without limiting the generality of the foregoing, all representations, covenants and agreements benefiting the Purchasers shall inure to the benefit of any and all subsequent holders from time to time of Preferred Shares or Conversion Shares.

    SECTION 6.5 Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by telecopier or telex, addressed as follows:

    (a)  if to the Company, to

         President
         MicroVision Medical Systems, Inc.
         17304 Preston Road, Suite 800
         Dallas, TX  75252
         fax:  214-733-6533


    ; and


    (b) if to any Purchaser, at the address of such Purchaser set forth in such Purchaser's

Counterpart Signature Page;

or, in any such case, at such other address or addresses as shall have been furnished in writing by such party to the others.

    SECTION 6.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

    SECTION 6.7 Entire Agreement. This Agreement, including the Schedules and Exhibits hereto, constitutes the sole and entire agreement of the parties with respect to the subject matter hereof. All Schedules and Exhibits hereto are hereby incorporated herein by reference.

    SECTION 6.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

    SECTION 6.9 Amendments. This Agreement may not be amended or modified, and no provisions hereof may be waived, without the written consent of the Company and the holders of at least two-thirds of the outstanding Preferred Shares.

    SECTION 6.10 Severability. If any provision of this Agreement shall be declared void or unenforceable by any judicial or administrative authority, the validity of any other provision and of the entire Agreement shall not be affected thereby.

    SECTION 6.11 Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting any term or provision of this Agreement.

    SECTION 6.12 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

    (a) "person" shall mean an individual, corporation, trust, partnership, joint venture, unincorporated organization, government agency or any agency or political subdivision thereof, or other entity.

    (b) "subsidiary" shall mean, as to the Company, any corporation of which more than 50% of the outstanding stock having ordinary voting power to elect sixty percent (60%) of the Board of Directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned by the Company, or by one or more of its subsidiaries, or by the Company and one or more of its subsidiaries.

    IN WITNESS WHEREOF, the parties hereto have caused this Stock Purchase Agreement to be executed as of the date first above written.


                        MICROVISION MEDICAL SYSTEMS, INC.


                        By: /s/ John Scott
                           -----------------------------------
                            John Scott



    [Purchasers have executed Counterpart Signature Pages to this Agreement.]



                                    -14-